XENITH
Bank

July 27, 2017

SeD Maryland Development, LLC
c/o Mr. Robb Aumiller
President
MacKenzie Communities, LLC
2328 W. Joppa Road, Suite 200
Lutherville, MD 21093
rjaumiller@mackenzieequity.com

RE: Xenith Bank Credit Facilities to SeD Maryland Development, LLC ("SeD")

Dear Robb:

Xenith Bank (the "Bank") is pleased to provide a commitment to SeD Maryland Development, LLC (the "Borrower") to modifiy our existing $8,000,000 Revolving Note (the "Development Note") and our $800,000 Letter of Credit Facility (the "LOC Facility" or "$800K Note") according to the terms and conditions of the attached term sheet dated July 27, 2017 (the "Term Sheet"). The terms of this Commitment Letter and Term Sheet are strictly confidential between the Borrower and Bank.

This commitment is subject to the execution and delivery to the Bank of financing documents yet to be prepared, including without limitation, a loan modification agreement, modified and restated promissory notes, security documents, modification to first lien deed of trust, and such other documents as required by the Bank (the "Loan Documents"). The Loan Documents will be drafted by counsel for the Bank and will be in form and substance satisfactory to the Bank and the Borrower. If the Loan Documents have not been fully executed and closed by August 31, 2017 this commitment shall expire, and Bank will be under no obligation to modify the Development Note and LOC Facility.

The modification and subsequent funding of the Development Note and LOC Facility under this commitment (in addition to any other conditions which may be required in the Loan Documents) are expressly subject to the terms and conditions set forth in the attached Term Sheet. The terms and conditions contained in the Term Sheet are intended to provide a substantive outline of the Bank's commitment rather than a complete statement of all terms, conditions and documents that will be required in connection with the loan modification transaction. Any changes or additions to these terms and conditions must be mutually satisfactory, and if we cannot agree on them, then this commitment shall expire, and Bank will be under no obligation to modify the Development Note and LOC Facility.

In addition to the above, this commitment is subject to the condition that no change, occurrence or development that could reasonably be expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole shall have occurred or become known to us.

All fees payable to the Bank, as well as all other costs associated with the modification of Loan Documents, shall be due upon the earlier of closing or August 31, 2017. If you find the terms and conditions of this commitment to be acceptable to you, please have an authorized officer of the Borrower and the Guarantor sign in the spaces hereinafter provided and return a signed copy to Bank. This commitment shall expire at 5:00 p.m. on August 4, 2017, if we have not received the signed Commitment Letter and Term Sheet by that time and date.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES (PENDING EXECUTION OF THE DEFINITIVE LOAN MODIFICATION DOCUMENTS DESCRIBED ABOVE) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

We appreciate the opportunity to provide you with this commitment and look forward to working with you in the future.

Very truly yours,

Xenith Bank

John S. Pearsall, Jr.
Senior Vice President

ACCEPTED AND AGREED this 31 day of July, 2017.

Borrower: SeD Maryland Development, LLC

By: SeD Development Management, LLC
Manager

By: ________________ (SEAL)
Jeffrey M. Busch
Manager

Limited Guarantor: SeD Ballenger, LLC

By: ________________ (SEAL)
Jeffrey M. Busch
Authorized Representative

xc: Moe Chan, moe@sed.com.sg
Charley Mackenzie, cmackenzie@mackenzieequity.com
Christal Schlosser, christalschlosser@xenithbank.com

XENITH

Term Sheet
SeD Maryland Development, LLC
July 27, 2017

Xenith Bank (the "Bank") is pleased to extend the following Term Sheet which provides a summary of terms and conditions, as an attachment to a Commitment Letter of the same date to SeD Maryland Development, LLC (the "Borrower"). This Term Sheet represents a summary of the financing terms the Bank is willing to provide to the Borrower, for the modification (the "Modification") of the Bank's existing $8,000,000 revolving note (the "Development Note") and the Bank's existing $800,000 letter of credit facility (the "LOC Facility" or "$800K Note"); which are being used to finance development of the project known as Ballenger Run, located in Frederick County, Maryland (the "Property").

This Term Sheet is confidential and may not be disclosed to third parties without prior consent of the Bank. This Term Sheet replaces any previously issued Term Sheet(s) regarding the Modification.

Modification Terms:

(1) Increase the principal amount of the Development Note by $3,000,000 from $8,000,000 to $11,000,000.
(2) Increase Bank's first deed of trust lien to $11,800,000 (to cover the sum of the Development Note and $800K Note). Any existing Bank approved subordinate lien holders will be required to subordinate to the Bank's increased deed of trust lien in form and substance acceptable to Bank and Bank Counsel.
(3) Bank shall record a substitution of trustees on or before the recordation of the above increased deed of trust securing the Development Note and $800K Note.
(4) Extend the Maturity Date of the Development Note from November 22, 2018 to December 31, 2019.
(5) Extend the Maturity Date of the $800K Note from November 22, 2018 to December 31, 2019.
(6) Extend the due dates under the Development Note for the Minimum Cumulative Curtail Amounts as follows:
    a. $4,080,067 due on March 31, 2018 instead of September 30, 2017.
    b. $13,839,267 due on December 31, 2018 instead of March 31, 2018.
    c. $22,981,930 due on June 30, 2019 instead of November 15, 2018.
(7) Modify the Project and Loan Budget as detailed on attached Exhibit A. This modification acknowledges a revised Project Budget totaling ~~$44,72,949.00~~ $44,172,949.00 (total use of funds), to be funded by $16,824,745.00 Borrower Prior Up-Front Cash Equity (including the $5,600,000 deposit from NVR Homes), $26,000,000.00 Cumulative Advance Limit under the revolving Development Note, $196,000.00 new cash equity from Borrower to be funded as and when needed, and $1,152,204.00 allocated cash equity from the $2,600,000.00 cash collateral account controlled by Bank with said funds released for payment of listed expenses as and when needed subject to Bank review and approval of invoices or inspector reports in form satisfactory to the Bank. Until released, any unreleased portion of the $1,152,204.00 allocated funds from the cash collateral account shall remain cash collateral for the Development Note and $800K Note. The remaining $1,447,796.00 unallocated portion of the $2,600,000.00 cash collateral account shall remain collateral for the Development Note and $800K Note under existing Cash Collateral Terms and Conditions. Any cost or expenses in excess of the revised Project Budget must be paid by Borrower with additional cash equity per the terms and conditions of existing Loan Documents.
(8) Affirmations and reaffirmations. Borrower and Limited Guarantor shall be required to execute any reaffirmations deemed necessary by Bank or Bank Counsel. At closing of the herein committed modifications, Borrower and Guarantor shall acknowledge and affirm the amounts advanced under the Development Note, the amounts repaid under the Development Note, the outstanding principal balance under the Development Note, the amount of each Letter of Credit issued and still outstanding under the LOC Facility, and any other affirmations deemed necessary by Bank

and Bank Counsel. As of July 27, 2017, the Bank has advanced $9,163,071.02 under the revolving Development Note and has received partial release principal payments totaling $1,247,157.00, resulting in an outstanding principal balance as of July 27, 2017 of $7,915,914.02.

(9) Loan Modification Fee. $10,000.00 payable by Borrower to Bank at or prior to Loan Modification.

(10) Legal & Closing Costs. Borrower shall pay all costs and expenses applicable to the herein committed loan modifications, including but not limited to legal fees, recordation fees and title insurance fees or premiums.

(11) Bank Evaluation. This Modification Commitment is subject to the Bank satisfying itself (prior to Modification closing); that the discounted as complete value of the real estate collateral securing the Development Note and $800K Note has not declined from the Bank accepted opinion of value established when the Development Loan originated. Therefore this commitment is subject to the Bank's Appraisal Department reviewing sufficient information to prepare a Bank Evaluation to determine whether or not in their opinion the updated discounted as complete value is equal to or greater than the accepted opinion of value at the time of Development Note origination. Borrower must agree to cooperate with the Bank's Appraisal Department by supplying any project information reasonably available to the Borrower (including but not limited to other Property valuations or appraisals obtained by Borrower or available to the Borrower).

(12) Indemnification. The Borrower and Limited Guarantor shall provide usual and customary indemnification to the Bank.

(13) Other Terms. Other Existing Terms and Conditions of the Loan Documents evidencing the Development Note and LOC Facility shall remain unchanged unless specifically agreed to in writing by the Bank.

This Term Sheet is to be used as an attachment to a Commitment Letter of the same date to the Borrower. This Term Sheet is not inclusive of all the terms and conditions necessary to evidence a final agreement between the parties. That final agreement will be evidenced by the Loan Modification Documents as required by the Bank.

ATTACHMENTS

EXHIBIT A – Project And Loan Budget (Current and Modified)

EXHIBIT B – Summary of Prior vs Modified Project Revenue and Expenses

Authorized Representative Initials:

Xenith Bank	SeD Maryland Development, LLC	SeD Ballenger, LLC

EXHIBIT A

Xenith Bank $26,000,000 Development Loan (under $8,000,000 Revolving Note) to "5x0 Maryland Development, LLC"
Ballenger Run PUD - Stage I (276 Units + 238 MF + 90 CCRC + Amenities)

CURRENT PROJECT AND LOAN BUDGET (CURRENT AS OF 7/27/2017)

	Budget Item	Original Project Budget	Prior Net Changes in Project Budget	Current Project Budget	Loan	Up-Front Cash Equity	Total Cumulative Loan Advances	Potential Remaining Loan Advances (Current Loan Budget less Total Loan Advances)	% Loan Advanced
1	Land Contract Purchase Price	15,650,000.00	-	15,650,000.00	-	15,650,000.00	-	-	n/a
2	Finder Fee to Palace Investment Co	405,000.00	-	405,000.00	-	405,000.00	-	-	n/a
3	HD Due Diligence/Legal Costs	80,000.00	70,756.00	150,756.00	-	150,756.00	-	-	n/a
A 4	Subtotal - Land Purchase	16,135,000.00	70,756.00	16,205,756.00	-	16,205,756.00	-	-	n/a
5	Lot Development - ph 1	5,121,926.69	526,981.30	5,648,907.99	5,648,907.99	-	4,811,783.95	837,124.04	85%
6	Lot Development - ph 2A	2,803,883.64	-	2,803,883.64	2,803,883.64	-	-	2,803,883.64	0%
7	Lot Development - ph 2B	1,596,771.04	-	1,596,771.04	1,596,771.04	-	49,161.44	1,547,609.60	3%
8	Lot Development - ph 2C	1,438,920.45	-	1,438,920.45	1,438,920.45	-	49,161.44	1,389,759.01	3%
B 9	Subtotal - Lot Development	10,961,501.82	526,981.30	11,488,483.12	11,488,483.12	-	4,910,106.83	6,578,376.29	43%
10	RC Pike Improvements	4,112,942.70	32,884.52	4,145,827.22	4,145,827.22	-	1,228,987.62	2,916,839.60	30%
11	Common Area Amenities & Clubhouse	2,100,755.50	-	2,100,755.50	2,100,755.50	-	1,875.00	2,098,880.50	0%
12	Reforestation	1,000,338.00	-	1,000,338.00	1,000,338.00	-	-	1,000,338.00	0%
13	Road Escrow Payments	585,000.00	-	585,000.00	585,000.00	-	584,952.00	48.00	100%
14	Contingency	1,602,062.00	(553,865.84)	1,048,196.16	1,048,196.16	-	-	1,048,196.16	0%
15	3rd Party Developer Fees	1,160,400.00	-	1,160,400.00	1,160,400.00	-	469,508.55	690,891.45	40%
16	Reimburse NVR Due Diligence Fee	434,114.00	-	434,114.00	-	434,114.00	-	-	n/a
17	School Construction Fees	2,153,676.00	-	2,153,676.00	2,153,676.00	-	874,920.00	1,278,756.00	41%
18	Real Estate Taxes	620,000.00	-	620,000.00	620,000.00	-	165,321.82	454,678.18	27%
19	Land Purchase Trans Tax/Rec Fee	135,025.00	8,100.00	143,125.00	-	143,125.00	-	-	n/a
20	Bonding & SBCC Fees	645,185.00	-	645,185.00	645,185.00	-	163,592.38	481,592.62	25%
21	Financing Fees - Mack Cap	390,000.00	(234,111.00)	155,889.00	144,139.00	11,750.00	144,139.00	-	100%
22	Bank Loan Fee	260,000.00	-	260,000.00	230,000.00	30,000.00	230,000.00	-	100%
23	Bank Legal / Closing / Appraisal	50,000.00	-	50,000.00	50,000.00	-	50,000.00	-	100%
24	FE Reviews & Draw Inspec Fees (BB Inspect)	30,000.00	-	30,000.00	30,000.00	-	11,182.50	18,817.50	37%
25	Bank Loan - Interest Reserve	600,000.00	-	600,000.00	600,000.00	-	328,693.28	271,306.72	55%
C 26	Subtotal - Other	15,883,498.20	(752,992.32)	15,132,505.88	14,513,516.88	618,989.00	4,252,964.15	10,260,552.73	29%
D 27	Total (A+B+C)	42,980,000.02	(155,255.02)	42,824,745.00	26,000,000.00	16,824,745.00	9,163,071.02	16,836,928.98	35%

less Cumulative Principal Curtails	(1,247,157.00)
equals Outstanding Principal Balance	7,915,914.02
Prin Balance as of Date	7/7/2017

MODIFIED PROJECT AND LOAN BUDGET (PROPOSED AS OF 7/27/2017)

	Budget Item	Original Project Budget	Proposed Net Changes in Project Budget	Proposed New Project Budget	Loan	Total Up-Front Cash Equity	New Cash Equity from Borrower	Allocated Cash Equity from Pledged Cash Collateral Account	Total Cumulative Loan Advances thru 7/19/17	Potential Remaining Loan Advances (Current Loan Budget less Total Loan Advances)	% Loan Advanced
1	Land Contract Purchase Price	15,650,000.00	-	15,650,000.00	-	15,650,000.00	-	-	-	-	n/a
2	Finder Fee to Palace Investment Co	405,000.00	-	405,000.00	-	405,000.00	-	-	-	-	n/a
3	HD Due Diligence/Legal Costs	80,000.00	70,756.00	150,756.00	-	150,756.00	-	-	-	-	n/a
A 4	Subtotal - Land Purchase	16,135,000.00	70,756.00	16,205,756.00	-	16,205,756.00	-	-	-	-	n/a
5	Lot Development - ph 1	5,121,926.69	65,530.31	5,187,457.00	5,150,000.00	-	-	37,457.00	4,811,783.95	338,216.05	93%
6	Lot Development - ph 2A	2,803,883.64	735,446.36	3,539,330.00	3,330,000.00	-	-	209,330.00	-	3,330,000.00	0%
7	Lot Development - ph 2B	1,596,771.04	108,644.96	1,705,416.00	1,600,000.00	-	-	105,416.00	49,161.44	1,550,838.56	3%
8	Lot Development - ph 2C	1,438,920.45	(96,938.45)	1,341,982.00	1,341,982.00	-	-	-	49,161.44	1,292,820.56	4%
B 9	Subtotal - Lot Development	10,961,501.82	812,683.18	11,774,185.00	11,421,982.00	-	-	352,203.00	4,910,106.83	6,511,875.17	43%
10	RC Pike Improvements	4,112,942.70	323,542.30	4,436,485.00	4,282,572.50	-	-	153,912.50	1,228,987.62	3,053,584.88	29%
11	Common Area Amenities & Clubhouse	2,100,755.50	39,170.50	2,139,926.00	2,100,755.50	-	-	39,170.50	1,875.00	2,098,880.50	0%
12	Reforestation	1,000,338.00	(24,000.00)	976,338.00	976,338.00	-	-	-	-	976,338.00	0%
13	Road Escrow Payments	585,000.00	(48.00)	584,952.00	584,952.00	-	-	-	584,952.00	-	100%
14	Contingency	1,602,062.00	(602,062.00)	1,000,000.00	1,000,000.00	-	-	-	-	1,000,000.00	0%
15	3rd Party Developer Fees	1,160,400.00	176,000.00	1,336,400.00	1,160,400.00	-	176,000.00	-	469,508.55	690,891.45	40%
16	Reimburse NVR Due Diligence Fee	434,114.00	-	434,114.00	-	434,114.00	-	-	-	-	n/a
17	School Construction Fees	2,153,676.00	1,593.00	2,155,269.00	2,153,676.00	-	-	1,593.00	874,920.00	1,278,756.00	41%
18	Real Estate Taxes	620,000.00	108,074.00	728,074.00	620,000.00	-	-	108,074.00	165,321.82	454,678.18	27%
19	Land Purchase Trans Tax/Rec Fee	135,025.00	8,100.00	143,125.00	-	143,125.00	-	-	-	-	n/a
20	Bonding & SBCC Fees	645,185.00	135,051.00	780,236.00	645,185.00	-	-	135,051.00	163,592.38	481,592.62	25%
21	Financing Fees - Mack Cap	390,000.00	(234,111.00)	155,889.00	144,139.00	11,750.00	-	-	144,139.00	-	100%
22	Bank Loan Fee	260,000.00	10,000.00	270,000.00	230,000.00	30,000.00	10,000.00	-	230,000.00	-	100%
23	Bank Legal / Closing / Appraisal	50,000.00	10,000.00	60,000.00	50,000.00	-	10,000.00	-	50,000.00	-	100%
24	FE Reviews & Draw Inspec Fees (BB Inspect)	30,000.00	10,000.00	40,000.00	30,000.00	-	-	10,000.00	11,182.50	18,817.50	37%
25	Bank Loan - Interest Reserve	600,000.00	350,000.00	950,000.00	600,000.00	-	-	350,000.00	328,693.28	271,306.72	55%
C 26	Subtotal - Other	15,883,498.20	712,309.00	16,155,809.00	14,578,018.00	618,989.00	196,000.00	798,801.00	4,252,964.15	10,325,053.85	29%
D 27	Total (A+B+C)	42,980,000.02	1,192,948.98	44,172,949.00	26,000,000.00	16,824,745.00	196,000.00	1,151,204.00	9,163,071.02	16,836,928.98	35%

less Cumulative Principal Curtails	(1,247,157.00)
equals Outstanding Principal Balance	7,915,914.02
Prin Balance as of Date	7/7/2017

EXHIBIT B

SeD Maryland Development, LLC (Ballenger Run Project)
Underwriting Comparison
Summary of Prior vs Modified Project Revenue and Expenses

REVENUE	Prior Project Budget	Proposed Project Budget	Difference	Reasoning
Total Revenue				
SFD Large	8,832,430	8,691,575	(140,855)	Delayed start of lot escalation as a condition for permitting the FFBs
SFD Small	8,759,810	8,623,959	(135,851)	Also accelerated sales pace to match NVR contracts which resulted in
SFD NEO	3,908,940	3,839,723	(69,217)	less lot escalation
SFA 28 Villa	6,790,080	6,689,087	(101,593)	
SFA 20 TH (16' End Units)	3,741,100	3,689,498	(51,602)	
SFA 16 TH	6,769,140	6,677,891	(91,249)	
Front Foot Benefit Sale	0	1,472,500	1,472,500	Added front FFB assessment sales, netted out lot price reduction and closing costs
Apartments (net of sales commissions)	4,987,500	5,092,500	105,000	Actual contract terms (2% commission instead of 5% in original U/W)
CCRC/Age-Restricted (net of sales comm.)	2,660,000	2,800,000	140,000	Used 2% commission instead of 5% in original U/W
Seller Closing Costs	(478,510)	(357,895)	120,615	Current underwriting uses actual costs of 0.85% instead of 1.0% in original U/W
Total Lots	41,970,381	43,318,847	1,347,366	

EXPENSES	Prior Project Budget	Proposed Project Budget	Difference	Reasoning
Purchase Price	15,650,000	15,650,000	0	
Finder Fee to Palace Investment Co.	405,000	405,000	0	
Closing Costs (legal, title, some due diligence)	150,758	150,758	0	Additional costs were funded by Borrower before the loan closed
Total Purchase Price	16,205,758	16,205,758	0	
Hard Development Costs				
Phase 1	6,146,909	6,187,457	40,549	Additional insurance costs
Phase 2A	7,303,884	7,539,530	235,646	Reallocated costs based on new phasing plan, included rock blasting and soil cement
Phase 2B	1,596,771	1,706,416	109,645	Reallocated costs based on new phasing plan, included rock blasting and soil cement
Phase 2C	1,438,920	1,341,982	(96,938)	Reallocated costs based on new phasing plan, included rock blasting and soil cement
Total Costs of Phases	11,485,483	11,775,385	288,902	Increase primarily due to addition of rock blasting ($200K) and soil cement ($125K)
Amenity	2,100,756	2,139,926	39,170	Added mailboxes, street lights, design fee
Road Escrow Payments	585,000	584,952	(48)	County refunded escrow accounts after we paid full amount
Ballenger Creek Pike Improvements	4,145,827	4,436,485	290,658	Includes $197k to add school entrance and relocate underground fiber lines, add'l engineering
Reforestation	1,000,338	976,338	(24,000)	Current number is from the H2L and budget; unsure where original number originated
Contingency - Net	1,048,156	1,000,000	(48,156)	Reallocated contingency to Hard Costs (rock, blasting, soil cement, etc.)
Total Hard Costs	20,366,600	20,913,066	546,466	
Soft Development Costs				
Developer Fee	1,160,400	1,336,400	176,000	Increased due to construction delays as fee is paid monthly
Reimburse NVR Due Diligence Costs	434,114	434,114	0	
School Construction Fee	2,153,626	2,155,189	1,563	
Real Estate Taxes	620,000	729,074	109,074	Increased due to a delay in starting construction and selling lots
Transfer Tax / Recordation - Land Purchase	143,125	143,125	0	
Bonding & L/C Fees	645,185	780,236	135,051	Actual bonding rate increased to 3.4%; increased time each bond is outstanding
SeD Dev. Mgmt. Fees	0	0	0	Not included in the Xenith loan
Financing Fees - MacK Cap	105,889	105,889	0	
Financing & Closing Fees - Lender	340,000	370,000	30,000	
Interest Reserve/Costs	600,000	950,000	350,000	Longer carry due to construction delays; increase maximum outstandings
Total Soft Costs	6,252,389	7,054,107	801,718	
Total Project Costs	42,824,745	44,172,948	1,348,204	